Exhibit 99.1

THOMAS S. GROSS TO RETIRE FROM RPM BOARD OF DIRECTORS

MEDINA, Ohio – February 26, 2021 – RPM International Inc. (NYSE: RPM) today announced that Thomas S. Gross will retire from its Board of Directors effective May 31, 2021 after nearly nine years of service to the company. Gross serves on the Board’s Compensation Committee and previously served on the Board’s Operating Improvement Committee overseeing the company’s MAP to Growth initiative.

“On behalf of all of RPM, I want to thank Tom for his valuable contributions to our company’s growth and success,” stated RPM Chairman and CEO Frank C. Sullivan. “For the past nine years, Tom has played an integral role in RPM’s strong performance, providing counsel across key areas relevant to our business and contributing to the company’s improved efficiency and operational excellence. We wish Tom and his family well in his next chapter, and are extremely grateful for his expertise and guidance over the years.”

“It has been a privilege to work alongside RPM’s extremely qualified and talented directors and leadership team,” Gross stated. “Watching RPM continue to grow significantly in revenue, profit and market cap during my tenure has been extremely rewarding, and I am confident that RPM will continue on its upward trajectory. I thank all of my colleagues for their dedication and camaraderie over the years.”

Gross joined RPM as a director in 2012. He retired from Eaton Corporation plc, a diversified global leader in power management, in 2015 after 12 years with the company. He was most recently Vice Chairman and Chief Operating Officer for the company’s Electrical Sector, a position in which he served from 2009 until 2015. Prior to joining Eaton, Gross held executive leadership positions with Danaher Corporation, Xycom Automation, and Rockwell Automation. Gross was also previously a director for WABCO Holdings, Inc. until 2020.

About RPM

RPM International Inc. owns subsidiaries that are world leaders in specialty coatings, sealants, building materials and related services. The company operates across four reportable segments: Consumer Group, Construction Products Group, Performance Coatings Group and Specialty Products Group. RPM has a diverse portfolio with hundreds of market-leading brands, including Rust-Oleum, DAP, Zinsser, Varathane, Day-Glo, Legend Brands, Stonhard, Carboline, Tremco and Dryvit. From homes and workplaces, to infrastructure and precious landmarks, RPM’s brands are trusted by consumers and professionals alike to help build a better world. The company employs approximately 14,600 individuals worldwide. Visit www.rpminc.com to learn more.

For more information, contact Russell L. Gordon, vice president and chief financial officer, at 330-273-5090 or rgordon@rpminc.com.

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Thomas S. Gross to Retire from RPM Board of Directors

February 26, 2021

Forward-Looking Statements

This press release contains “forward-looking statements” relating to our business. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us and are subject to uncertainties and factors (including those specified below), which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) global markets and general economic conditions, including uncertainties surrounding the volatility in financial markets, the availability of capital and the effect of changes in interest rates, and the viability of banks and other financial institutions; (b) the prices, supply and capacity of raw materials, including assorted pigments, resins, solvents, and other natural gas- and oil-based materials; packaging, including plastic and metal containers; and transportation services, including fuel surcharges; (c) continued growth in demand for our products; (d) legal, environmental and litigation risks inherent in our construction and chemicals businesses and risks related to the adequacy of our insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon our foreign operations; (g) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (h) risks and uncertainties associated with our ongoing acquisition and divestiture activities; (i) the timing of and the realization of anticipated cost savings from restructuring initiatives and the ability to identify additional cost savings opportunities; (j) risks related to the adequacy of our contingent liability reserves; (k) risks relating to the recent outbreak of the coronavirus (Covid-19); and (l) other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended May 31, 2020, as the same may be updated from time to time. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this press release.